   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1997
                                                      REGISTRATION NO. 333-33965
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                               UNITED HOMES, INC.

             (Exact name of registrant as specified in its charter)

           ILLINOIS                          1520                  36-3978181
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S.Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                                DAVID L. FELTMAN
                        VICE PRESIDENT, GENERAL COUNSEL
                           2100 GOLF ROAD, SUITE 110
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 427-2450

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                                WITH COPIES TO:

       MICHAEL J. CHOATE, ESQ.                    DANIEL A. YARANO, ESQ.
       Shefsky & Froelich Ltd.                   Fredrikson & Byron, P.A.
      444 North Michigan Avenue                 1100 International Center
              Suite 2500                         900 Second Avenue South
       Chicago, Illinois 60611                          Suite 1100
            (312) 836-4066                  Minneapolis, Minnesota 55402-3397
                                                      (612) 347-7149

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee..............................................  $   2,170
NASD filing fee...................................................      1,216
Accounting fees and expenses......................................     20,000*
Legal fees and expenses...........................................     90,000*
Blue Sky fees and expenses (including counsel fees)...............     10,000*
Printing and engraving expenses...................................     50,000*
Miscellaneous expenses............................................     14,614*
                                                                    ---------
    Total.........................................................  $ 188,000*
                                                                    ---------
                                                                    ---------

------------------------

*   estimated

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "Act"), authorizes indemnification of directors, officers, employees and agents of United; allows the advancement of costs of defending against litigation; and permits companies incorporated in Illinois to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. United's Articles of Incorporation provides for indemnification of United's officers and directors to the fullest extent permitted by Section 8.75 of the Act.

    Section 2.10 of the Act authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the Illinois statute, directors could be accountable to corporations and their shareholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. United's Articles of Incorporation limits the liability of
United's directors, officers or shareholders to the fullest extent permitted by the Illinois statute. The inclusion of this provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted United and its shareholders.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    In connection with the formation of United, on September 21, 1994, United Development Management Company purchased 1,000 shares of the Company's common stock for an aggregate price of $1,000 and a contribution of all of the outstanding stock of the Subsidiaries (as defined in the Prospectus). No sales commission or other consideration was paid in connection with such sale, which was effective without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration under Section 4(2) of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

    (a) Exhibits


EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------------------
  1.1           -- Form of Underwriting Agreement(4)
  1.2           -- Engagement Letter between Miller & Schroeder Financial, Inc. and United
                    Homes, Inc. dated June 30, 1997(2)
  1.3           -- Form of Selected Dealer Agreement(3)
  3.1           -- Articles of Incorporation of United Homes, Inc.(1)
  3.2           -- Bylaws of United Homes, Inc.(1)
  4.1           -- Specimen Debenture (filed as part of Exhibit 4.2)(2)
  4.2           -- Form of Indenture(2)
  5.1           -- Opinion of Shefsky & Froelich Ltd. regarding the Debentures
  5.2           -- Opinion of Mackall, Crounse & Moore, PLC regarding the Debentures(4)
 10.1           -- Revolving Credit Agreement between Genel Company, Inc. and United Homes,
                    Inc. dated May 30, 1995(1)
 10.2           -- Loan Agreement between Residential Funding Corporation and United Homes,
                    Inc., United Homes of Illinois, Inc., United Homes of Michigan, Inc. and
                    United Homes, Inc., an Arizona corporation dated March 14, 1997(1)
 10.3           -- Loan Agreement between Residential Funding Corporation and United Homes,
                    Inc., United Homes of Illinois, Inc., United Homes of Michigan, Inc. and
                    United Homes, Inc., an Arizona corporation dated May 28, 1996(1)
 10.4           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    October 3, 1996(1)
 10.5           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    August 21, 1996(1)
 10.6           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    February 3, 1997(1)
 10.7           -- Loan Agreement between United-Darien Limited Partnership, United
                    Development Management Company, United Homes, Inc., United Homes of
                    Illinois, Inc., Edward Havlik and Virgil Owings and First Bank National
                    Association dated March 5, 1996(1)
 10.8           -- Lease and Sales Listing Agreement by and between Model Homes, L.L.C and
                    United Homes, Inc. dated March 30, 1997(2)
 10.9           -- Development and Marketing Agreement by and between Mirage, L.L.C. and
                    United Homes, Inc. dated September 22, 1997(4)
 10.10          -- Development and Marketing Agreement by and between United Round Lake Land
                    Development, L.L.C. and United Homes, Inc. dated September 30, 1997(4)
 10.11          -- Real Estate Purchase Agreement by and between Greenbrooke Associates, Ltd.
                    and United Development Management Company dated May 1, 1994(4)
 10.12          -- Real Estate Sale Contract by and between United Round Lake Land
                    Development, L.L.C. and United Homes, Inc. dated September 22, 1997(4)
 10.13          -- Assignment of Contract by and between Mirage, L.L.C. and United Homes,
                    Inc. dated September 22, 1997(4)
 12.1           -- Statements regarding computation of ratios(4)

EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------------------
 21.1           -- List of Subsidiaries of United Homes, Inc.(2)
 23.1           -- Consent of Shefsky & Froelich Ltd. (filed as part of Exhibit 5.1)
 23.2           -- Consent of Ernst & Young LLP
 23.3           -- Consent of Mackall, Crounse & Moore, PLC (filed as part of Exhibit 5.2)(4)
 24.1           -- Power of Attorney(1)
 27.1           -- Financial Data Schedule(1)


------------------------

(1) Filed previously on August 19, 1997.

(2) Filed previously on October 21, 1997.

(3) Filed previously on November 6, 1997.


(4) Filed previously on November 14, 1997 (Amendment No. 3)

    (b) Financial Statements

       UNITED HOMES, INC.
       ANNUAL FINANCIAL STATEMENTS:

       Report of Independent Auditors;
       Consolidated Balance Sheets as of September 30, 1996 and 1995;
       Consolidated Statements of Income for the years ended September 30, 1996,
         1995 and 1994;
       Consolidated Statements of Changes in Stockholder's Equity for the years ended September 30, 1996, 1995 and 1994;
       Consolidated Statements of Cash Flows for the years ended September 30,
         1996, 1995 and 1994; and
       Notes to the Consolidated Financial Statements for the years ended
         September 30, 1996, 1995 and 1994.

       INTERIM FINANCIAL STATEMENTS (UNAUDITED):

       Condensed Consolidated Balance Sheet as of June 30, 1997;
       Condensed Consolidated Statements of Income for the nine months ended June
         30, 1997 and 1996;
       Consolidated Statement of Changes in Stockholder's Equity for the nine months ended June 30, 1997;
       Condensed Consolidated Statements of Cash Flows for the nine months ended
         June 30, 1997 and 1996;
       Notes to the Condensed Consolidated Interim Financial Statements.

       UNITED DEVELOPMENT BRISTOLWOOD LIMITED PARTNERSHIP
       ANNUAL FINANCIAL STATEMENTS:

       Report of Independent Auditors;
       Balance Sheets as of September 30, 1996 (unaudited) and 1995;
       Statements of Income for the years ended September 30, 1996 (unaudited),
         1995, and 1994 (unaudited);
       Statements of Changes in Partners' Capital for the years ended September
         30, 1996 (unaudited), 1995, and 1994 (unaudited);
       Statements of Cash Flows for the years ended September 30, 1996
         (unaudited), 1995, and 1994 (unaudited); and
       Notes to the Financial Statements;
       INTERIM FINANCIAL STATEMENTS (UNAUDITED)
       Balance Sheet as of June 30, 1997;
       Statements of Income for the nine months ended June 30, 1997 and 1996;
       Statement of Changes in Partners' Capital for the nine months ended June
         30, 1997;
       Statements of Cash Flows for the nine months ended June 30, 1997 and 1996;
       Notes to Interim Financial Statements;

    All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the applicable instructions, are inapplicable, or the information is included in the combined financial statements or notes thereto included in the Prospectus and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

    The Registrant undertakes:

        A. To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

        (i) to file any prospectuses required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act").

        (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        B. That for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        D. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        E. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        F. For purposes of determining liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rolling Meadows, State of Illinois, on November 14, 1997.


                                UNITED HOMES, INC.

                                By:              /s/ EDWARD HAVLIK
                                     -----------------------------------------
                                                   Edward Havlik
                                                  Title: PRESIDENT

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *
------------------------------  Chairman of the Board and    November 14, 1997
        Virgil Owings             Director

              *                 President and Director
------------------------------    (Principal Executive       November 14, 1997
        Edward Havlik             Officer)

                                Executive Vice President,
                                  Chief Financial Officer,
  /S/ WILLIAM J. CROCK, JR.       Secretary and Treasurer
------------------------------    (Principal Financial       November 14, 1997
    William J. Crock, Jr.         Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Vice President and           November 14, 1997
        Timothy Owings            Director

              *
------------------------------  Vice President and           November 14, 1997
        Laurie Bulson             Director




    William J. Crock, Jr., the undersigned attorney-in-fact, by signing his name below, does hereby sign this Amendment No. 4 to the Registration Statement on behalf of the above-indicated Officers and Directors of United Homes, Inc. (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.


                    /s/ WILLIAM J. CROCK, JR.
           -------------------------------------------
                      William J. Crock, Jr.
*By:                   AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------------------
  1.1           -- Form of Underwriting Agreement(4)
  1.2           -- Engagement Letter between Miller & Schroeder Financial, Inc. and United
                    Homes, Inc. dated June 30, 1997(2)
  1.3           -- Form of Selected Dealer Agreement(3)
  3.1           -- Articles of Incorporation of United Homes, Inc.(1)
  3.2           -- Bylaws of United Homes, Inc.(1)
  4.1           -- Specimen Debenture (filed as part of Exhibit 4.2)(2)
  4.2           -- Form of Indenture(2)
  5.1           -- Opinion of Shefsky & Froelich Ltd. regarding the Debentures
  5.2           -- Opinion of Mackall, Crounse & Moore, PLC regarding the Debentures(4)
 10.1           -- Revolving Credit Agreement between Genel Company, Inc. and United Homes,
                    Inc. dated May 30, 1995(1)
 10.2           -- Loan Agreement between Residential Funding Corporation and United Homes,
                    Inc., United Homes of Illinois, Inc., United Homes of Michigan, Inc. and
                    United Homes, Inc., an Arizona corporation dated March 14, 1997(1)
 10.3           -- Loan Agreement between Residential Funding Corporation and United Homes,
                    Inc., United Homes of Illinois, Inc., United Homes of Michigan, Inc. and
                    United Homes, Inc., an Arizona corporation dated May 28, 1996(1)
 10.4           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    October 3, 1996(1)
 10.5           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    August 21, 1996(1)
 10.6           -- Supplement to Loan Agreement between Residential Funding Corporation and
                    United Homes, Inc., United Homes of Illinois, Inc., United Homes of
                    Michigan, Inc. and United Homes, Inc., an Arizona corporation dated
                    February 3, 1997(1)
 10.7           -- Loan Agreement between United-Darien Limited Partnership, United
                    Development Management Company, United Homes, Inc., United Homes of
                    Illinois, Inc., Edward Havlik and Virgil Owings and First Bank National
                    Association dated March 5, 1996(1)
 10.8           -- Lease and Sales Listing Agreement by and between Model Homes, L.L.C and
                    United Homes, Inc. dated March 30, 1997(2)
 10.9           -- Development and Marketing Agreement by and between Mirage, L.L.C. and
                    United Homes, Inc. dated September 22, 1997(4)
 10.10          -- Development and Marketing Agreement by and between United Round Lake Land
                    Development, L.L.C. and United Homes, Inc. dated September 30, 1997(4)
 10.11          -- Real Estate Purchase Agreement by and between Greenbrooke Associates, Ltd.
                    and United Development Management Company dated May 1, 1994(4)
 10.12          -- Real Estate Sale Contract by and between United Round Lake Land
                    Development, L.L.C. and United Homes, Inc. dated September 22, 1997(4)
 10.13          -- Assignment of Contract by and between Mirage, L.L.C. and United Homes,
                    Inc. dated September 22, 1997(4)
 12.1           -- Statements regarding computation of ratios(4)
 21.1           -- List of Subsidiaries of United Homes, Inc.(2)
 23.1           -- Consent of Shefsky & Froelich Ltd. (filed as part of Exhibit 5.1)
 23.2           -- Consent of Ernst & Young LLP

EXHIBIT
NUMBER            DESCRIPTION
------            --------------------------------------------------------------------------
 23.3           -- Consent of Mackall, Crounse & Moore, PLC (filed as part of Exhibit 5.2)(4)
 24.1           -- Power of Attorney(1)
 27.1           -- Financial Data Schedule(1)


------------------------

(1) Filed previously on August 19, 1997.

(2) Filed previously on October 21, 1997.

(3) Filed previously on November 6, 1997.


(4) Filed previously on November 14, 1997 (Amendment No. 3)